For more information, please contact:

COMPANY	INVESTOR RELATIONS
Xin Ma, Chief Financial Officer	David Rudnick, Account Manager
SkyPeople Fruit Juice, Inc.	CCG Investor Relations
Tel: China + 86 - 29-8837-7161	Tel: US +1- 646-626-4172
Email: oliver.x.ma@skypeoplefruitjuice.com	Email: david.rudnick@ccgir.com
Web: http://www.skypeoplefruitjuice.com	Web: http://www.ccgir.com

SkyPeople Fruit Juice Announces Changes in Management and its Board of Directors

XI'AN , China , February 19, 2013 /PRNewswire-Asia-FirstCall/ -- SkyPeople Fruit Juice, Inc. (NASDAQ: SPU - News) ("SkyPeople" or "the Company"), a producer of fruit juice concentrates, fruit juice beverages and other fruit-related products, announced today that Mr. Hongke Xue has been appointed to serve as Chief Executive Officer and director of the Company, effective on February 18, 2013, replacing Mr. Yongke Xue, who has resigned from his position as the Company’s Chief Executive Officer, effective February 18, 2013. Mr. Yongke Xue will continue his role as the Chairman of the Board of the Company.  Mr. Yongke Xue’s resignation was for personal reasons and is not related to any disagreement with the Company regarding financial, operational or other practices.

SkyPeople is grateful to Mr. Yongke Xue for his leadership and immense contribution to the Company which have resulted in its strong growth The Company believes that Mr. Yongke Xue’s leadership laid a solid foundation for the Company’s future development, and the Company has benefitted from Mr. Yongke Xue’s vision, knowledge and insight of the industry.  The Company will continue to benefit from Mr. Yongke Xue’s leadership in his capacity as Chairman of the Board. In an unrelated event, the Company announced that Ms. Xiaoqin Yan has resigned as a member of the Company’s Board of Directors effective February 18, 2013.  Ms. Yan’s resignation was for personal reasons and is not related to any disagreement with the Company regarding financial, operational or other practices. The Company thanks Ms. Yan for her service to the Company in this capacity.  The newly appointed CEO, Mr. Hongke Xue, has been elected by the Board to serve as a director of the Company, replacing Ms. Yan.

Mr. Hongke Xue has been Chairman & CEO of SkyPeople Juice Group Co., Ltd., the operating entity that is 99.78% owned by SkyPeople, since 2003. Mr. Hongke Xue is the brother of Mr. Yongke Xue.  Previously, Mr. Hongke Xue was CEO of Tianjin Tangshan Fengyuan Metal Products Co., Ltd., a sino-foreign joint venture, from March 2002 to March 2003, and General Manager of Baoji Industrial Products Co., Ltd., a wholly foreign owned enterprise, from April 2001 to March 2002. He also served as deputy general manager of Shaanxi DePu Industry and Trade Co., Ltd. from October 1997 to April 2001. Mr. Hongke Xue holds a bachelor degree in business management from Lanzhou University of Finance and Economics. As Mr. Hongke Xue is highly knowledgeable of, and familiar with, the Company’s day-to-day operations and strategic goals, the Company anticipates a seamless transition of the management and looks forward to sustained growth under Mr. Hongke Xue’s leadership.

About SkyPeople Fruit Juice, Inc.

SkyPeople Fruit Juice, Inc., a Florida company, through its wholly-owned subsidiary Pacific Industry Holding Group Co., Ltd. (“Pacific”), a Vanuatu company, and SkyPeople Juice International Holding (HK) Ltd., a company organized under the laws of Hong Kong Special Administrative Region of the People’s Republic of China and a wholly owned subsidiary of Pacific, holds 99.78% ownership interest in SkyPeople Juice Group Co., Ltd. (“SkyPeople (China)”). SkyPeople (China), together with its operating subsidiaries in China, is engaged in the production and sales of fruit juice concentrates, fruit beverages, and other fruit related products in the PRC and overseas markets. Its fruit juice concentrates are sold to domestic customers and exported directly or via distributors. Fruit juice concentrates are used as a basic ingredient component in the food industry. Its brands, “Hedetang” and “SkyPeople,” which are registered trademarks in the PRC, are positioned as high quality, healthy and nutritious end-use juice beverages. For more information, please visit http://www.skypeoplefruitjuice.com.

Safe Harbor Statement

Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2011 and otherwise in our SEC reports and filings, including the final prospectus for our offering. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.